Exhibit 99.1

NEWS RELEASE	FOR IMMEDIATE RELEASE

MAGNUM HUNTER RESOURCES ANNOUNCES
DEFINITIVE AGREEMENT TO ACQUIRE ASSETS
OF APPALACHIAN BASIN FOCUSED
TRIAD ENERGY & AFFILIATES
OUT OF CHAPTER 11 FOR
$81 MILLION

Houston – (Market Wire) – October 29, 2009 – Magnum Hunter Resources Corporation (NYSE Amex: MHR, the “Company”) announced this morning it has entered into a definitive agreement with an Appalachian Basin energy company, privately-held Triad Energy Corporation and affiliates (collectively “Triad”), to purchase substantially all of Triad’s oil and gas exploration and production operating assets. Additionally, as part of the transaction, 100% of Triad’s ownership interests in certain oilfield service related drilling, pipeline and salt water disposal assets are being acquired.  The acquisition of Triad by Magnum Hunter will occur upon the effectiveness of Triad’s reorganization plan under Chapter 11 of the United States Bankruptcy Code. Under Triad’s proposed plan of reorganization, the assets of Triad along with certain affiliates would be acquired by a wholly-owned subsidiary of Magnum Hunter.

Magnum Hunter has agreed to pay cash, issue securities and assume or refinance Triad’s outstanding debt obligations in the aggregate of approximately $81 million. The $81 million total purchase price is broken out in components of (i) the assumption and refinancing of approximately $58 million of senior debt owed to secured lenders, (ii) issuance to Triad or its designees $15 million in Redeemable Convertible Preferred Stock with a 2.75% fixed coupon payable quarterly and (iii) up to $8 million in cash.

The closing of this transaction is subject to customary conditions, as well as final approval of the Federal Bankruptcy Court.  Magnum Hunter has obtained an agreement with Triad and its principal secured and unsecured creditors to fully support the proposed transaction. The closing of the transaction is expected to occur in late 2009 or early 2010.

About Triad Energy and Affiliates

Triad Energy Corporation is a 23 year old Reno, Ohio headquartered oil and natural gas exploration and production company focused exclusively in the Appalachian Basin with operations in Ohio, West Virginia and Kentucky. As of June 30, 2009, supported by a third party independent engineering report prepared by an independent third party engineering firm, Triad had total proved reserves of approximately 5.2 MMBoe  (69% crude oil and 69% classified as proved developed producing). The Company had a present value on proved reserves discounted at 10% ($69.89 per Bbl and $3.835 per Mcf) as of June 30, 2009 of $74.1 million. Daily production from over 2,000 wells is approximately 1,000 Boe. The third party engineering report does not reflect any future potential that may exist from the drilling of horizontal wells in the Marcellus Shale formation.

Triad presently controls approximately 88,417 net mineral acres located in Ohio, West Virginia and Kentucky, with approximately 75% of this acreage classified as held by production “HBP”. Of this total acreage position, approximately 47,000 net acres (53% of the total net acres) overlay the Marcellus Shale play.  Triad’s lease acreage position is concentrated and contiguous with existing Triad operations and production.  Proved reserves and upside production potential is reflected in Triad’s mature oil fields currently under primary and secondary development, conventional fields with additional development and behind pipe potential and horizontal drilling of Triad’s Marcellus Shale acreage position.

Other assets owned by Triad include (i)  oilfield service equipment (three air drilling rigs, pole units, frac tanks, trailers, gang trucks, vacuum trucks, etc.), (ii) salt water disposal facilities with a 1,000 Bpd average disposal rate and (iii) the control of over 55 miles of existing natural gas pipelines and pipeline right-of-ways (“Eureka Pipeline”). It is anticipated that the midstream assets can be utilized to solve a portion of the existing Appalachian Basin regional takeaway challenges and allow Magnum Hunter to expand this natural gas transportation and processing business to third parties.

Management Comments

Mr. Gary C. Evans, Chairman of the Company, commented, “We are extremely pleased to make this announcement today concerning Magnum Hunter’s agreement to acquire the assets of Triad Energy and its related entities.  This has been a long and difficult negotiation for our management team.  With 5.2 MMBoe of total proved reserves and 88,417 net acres within this portfolio, the acquisition of these assets will provide Magnum Hunter a unique opportunity to establish a very cost effective ownership position in the Appalachian Basin. Specifically, the emerging Marcellus Shale play, which is one of the most active and most economically attractive hydrocarbon plays in the United States today,  should provide our shareholders significant future growth potential. This transaction offers Magnum Hunter shareholders incremental and accretive upside from a variety of perspectives and demonstrates the type of acquisition we discussed when Ron Ormand and I first joined Magnum Hunter in late May.  When you combine Triad’s low-decline  rate and long-life producing assets (the reserves-to-production ratio approximates 25 years) with its stable and predictable production levels and cash flows, and the Company’s upside potential from behind-pipe reserves, numerous undrilled locations, waterflood enhancement opportunities and, most exciting of all, Triad’s untapped Marcellus Shale horizontal development potential, this easily becomes a Company changing event for Magnum Hunter.”

“Additionally, we have identified a number of opportunities to reduce operating expenses on the existing oil and gas properties, where approximately 75% of the leases are “held by production”. We believe Triad’s existing pipelines and right-of-ways in the Marcellus Shale will allow for not only the efficient delivery the natural gas we produce or own, but also new and untapped opportunities to transport and market third party natural gas in the area.   Triad comes with both the oilfield equipment and the infrastructure to provide for a strategic area of core operations for Magnum Hunter. Potential revenue enhancement projects have already been identified by our management team and can be implemented upon final closing.”

About Magnum Hunter Resources Corporation

Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas based independent exploration and production company engaged in the acquisition of exploratory leases and producing properties, secondary enhanced oil recovery projects, exploratory drilling, and production of oil and natural gas in the United States.

For more information, please view our website at www.magnumhunterresources.com

Forward-looking Statements

 The statements contained in this press release that are not historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements, without limitation, regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. Such forward-looking statements may relate to, among other things: (1) the Company’s proposed exploration and drilling operations on its and Triad’s various properties, (2) the expected production and revenue from its and Triad’s various properties, (3) the Company’s proposed redirection as an operator of certain properties and (4) estimates regarding the reserve potential of its and Triad’s various properties.  These statements are qualified by important factors that could cause the Company’s actual results to differ materially from those reflected by the forward-looking statements.  Such factors include but  are not limited to: (1) the Company’s ability to finance the continued exploration, drilling and operation of  its and Triad’s various properties, (2) positive confirmation of the reserves, production and operating expenses associated with its and Triad’s various properties; and (3) the general risks associated with oil and gas exploration, development and operation, including those risks and factors described from time to time in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including but not limited to the Company’s Annual Report on Form 10-K, Form 10-K/A and Form10-K/A  for the year ended December 31, 2008 filed with the Securities and Exchange Commission on March 31, 2009,  April 29, 2009 and September 11, 2009, respectively, and the Company’s Quarterly Reports on Form 10-Q for the quarters ending March 31, 2009 and June 30, 2009, filed on May 11, 2009 and August 14, 2009, respectively. The Company cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

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Contact:	M. Bradley Davis Senior Vice President of Capital Markets bdavis@magnumhunterresources.com (832) 203-4545